TRADE-MARK and COPYRIGHT LICENSE (NORTH AMERICA)

THIS  AGREEMENT  made  the  8  day  of  August,  2000.

BETWEEN:

Merlinesque, a company incorporated pursuant the laws of the State of Nevada, USA, having its head office at 98 Strong Road, Anmore British Columbia V3H 3C8

(herein  the  "Licensor")
                                                               OF THE FIRST PART

AND:

Merlin Software Technologies Inc. a company incorporated pursuant to the law of the Province of British Columbia, having its head office at 6450 Roberts Street, Burnaby, British Columbia, V5G 4E1

(herein  the  "Licensee")
                                                              OF THE SECOND PART

WITNESSES  THAT  WHEREAS:

A. By a trade-mark assignment agreement dated May 5, 2000, the Licensor became the owner of the trade-marks (the "Marks") identified on Schedule "A" attached, which Marks are the, subject of applications for registration in the United States, as set forth on the said Schedule "A" ("the Applications");

B. The Licensor is the owner of all the copyrights in and to the Penguin Roman Design, the Penguin Press Design and the Penguin Wizard Design copies of which are identified collectively in Schedule "B" attached (collectively "the Licenced Designs");

C.          The  Licensee  wishes  to  acquire  a  license  to  use

(i)     the  Marks  and  any  resulting  trade-mark  registrations in the United
States  and  Canada;

(ii)     the  copyrights  to  the  Designs;

NOW THEREFORE, in consideration of the payment of $1.00 (one dollar) by the Licensee to the Licensor and other good and valuable. consideration, the above parties agree as follows:

1.          GRANT  OF  LICENSE

1.1 The Licensor grants an exclusive license to the Licensee for an annual fee not to exceed $1.00 payable by the Licensee to the Licensor. The Licensor grants this licence from August 8, 2000 for an indefinite term (the
"Term"),  but  subject  to  termination  as  provided  for  herein,  to:

a. use the Marks in Canada and the United States, in relation to the Licensee's business of developing and publishing computer software programs and hardware, in association with the wares and services outlined in Schedule "A" as specified in the Applications (the "Wares and Services"), in accordance with such standards, specifications and quality of all products or services sold or delivered in association with the Marks (the "Standards") which the Licensor may direct from time to time. The license granted will also include the rights of the Licensor arising under the Applications. The Licensee acknowledges that the Licensor has direct control over the character and quality of the Wares and Services by virtue of the license granted hereunder; and

b. reproduce the Licenced Designs on the wares and services and to offer for sale and sell such wares and services relating to the promotion, developing and publishing of computer software programs and hardware.

1.2 If the Licensee wishes to use or reproduce the Marks and the Licensed Designs in association with the sale of promotional wares such as stuffed dolls, coffee cups, pads or mats, key rings, caps, hats, golf balls and other similar wares (collectively "the Promotional Wares"), it may purchase the Promotional Wares if available from the Licensor at fair market price to be agreed upon between the Licensor and Licensee at the time of purchase and use the Marks on the Promotions Wares pursuant to the terms of this agreement.

1.3 If the Licensor creates or produces any other penguin designs, whether as a trademark or as a artistic work, the Licensor hereby grants the Licencee a first right of refusal to use or reproduce any such future trade-mark designs or artistic designs pursuant to the same terms and conditions of this agreement.

1.4          The  Licensee  agrees that during the Term of this license it will:

(a) maintain the Standards as advised by the Licensor of them and will make no changes to them without the express approval of the Licensor;

(b) comply with all governmental regulations with respect to its use of the Marks in association with the Wares and Services;

(c) at the Licensor's request, provide the Licensor with samples of how the Marks are used in association with the Wares and Services, and permit the Licensor to inspect all aspects of the business of the Licensor, in order to ensure that the Standards are being met;

(d) the Licensee agrees that the manner of use and display of the Marks shall conform to the standards set by, and be under the control of the Licensor;

(e) the Licensee shall comply with all applicable laws relating to advertising and promotions in connection with the Marks;

(f) the Licensee shall reasonably cooperate with Licensor at Licensor's expense in the procurement and maintenance of any registration or recordal relating to the Applications, including but not limited to the provision of information, specimens of use and signatures as Licensor may reasonably require.

1.5 The Licensee will, upon request by the Licensor, provide public notice in such manner as reasonably required by the Licensor or by applicable laws and shall include all notices, markings and legends in order to give appropriate notice from time to time that the Marks are owned by the Licensor and that the use of the Marks by the Licensee is a licensed use.

1.6 The failure of the Licensee to maintain the Standards will, upon reasonable opportunity and notice from the Licensor to cure, be grounds for immediate termination by the Licensor of this license, without further notice to the Licensee.

1.7          The  Licensee  acknowledges  and  agrees  that:

(a) the Marks and all goodwill, c associated therewith, and all Applications and registrations thereof, are owned solely by Licensor, and Licensee shall never directly, or indirectly contest such ownership;

(b) all use of the Marks shall inure solely to the benefit of and be on behalf of Licensor;

(c) the Marks and all Applications and registrations thereof are valid, and Licensee shall never directly or indirectly contest their validity;

(d) the License granted herein is not intended to be and shall not be construed as an assignment; and, further, that nothing herein confers on Licensee any right, title or interest in the Licensed Marks other than the limited right to use same in accordance with this Agreement;

(e) the Licensee shall not do or cause to be done, or omit to do or be done, anything impairing or intending to impair any of the rights of Licensor in the Marks;

(f) the Licensee's failure to cease use of the Licensed Marks upon termination of this Agreement unless otherwise permitted herein shall constitute infringement and dilution of the Licensed Marks and entitle Licensor, without limitation, to equitable relief by way of temporary restraining order and/or preliminary or permanent injunction;

(g) the Licensee's foregoing acknowledgments, covenants and admissions shall survive the termination of this Agreement for any reason; and,

(h) The Licensee acknowledges that the Licensor owns all copyrights and moral rights in and to the Licenced Designs and covenants and agrees not to attack or call into questions the Licensors right and title to the ownership of the copyright in and to the Licenced Designs.

2.          ENFORCEMENT

2.1 The Licensee will notify the Licensor of any infringement of the Marks or the Licenced Designs, and will assist the Licensor in every way to enforce any rights under the Applications and any resulting registrations of the Marks in any infringement action brought by the Licensor.

2.2 The Licensee will not call upon the Licensor to bring proceedings against third party infringers of the Marks or the Licenced Designs and will not initiate such proceedings itself without the prior written consent of the Licensor, and hereby waives any such rights which the Licensee may have pursuant to Section 50(3) of the Trade-Marks Art (Canada), or any successor legislation.

3.          TERMINATION

3.1 In addition to the provisions set forth in Clause 1.6, the Licensor may, at any time and without notice to the Licensee, terminate this license in the event of any of the following:

(a) subject to Clause 1.6 above, any material default or breach by the Licensee of any of its covenants, obligations and agreements;

(b) if the Licensor, in good faith, reasonably believes that the Licensee is, or is about to become, insolvent;

(c) if the Licensee makes an arrangement with its creditors or seeks protection from its creditors under any bankruptcy, insolvency or other similar legislation;

(d) if a receiver or receiver manager is appointed over all or substantially all of the assets of the Licensee; or

(e) if any regulatory authority governing a party requires such party to discontinue using the Marks or cease doing business.

3.2 The right of termination provided for in Clause 3.1 will be in addition to, and not in substitution of, any other right or remedy of the Licensor in any of the events set out in Clause 3.1.

3.3 Notwithstanding anything contained in this Agreement, the Licensor may terminate this Licence by giving to the Licensee sixty days prior written notice.

4.          GENERAL

4.1 This Agreement will be governed by and construed in accordance with the laws of British Columbia.

4.2 The Licensee will not be entitled to assign or sublicence any of its rights, covenants, obligations or agreements to any other party without the prior written consent of the Licensor.

4.3 The parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as are necessary to give full effect to the provisions and intent of this Agreement.

IN WITNESS WHEREOF the parties have signed this Agreement as of the date first above written.

Merlinesque

Per:     /s/  signed
         -----------
         Authorized  Signatory

Merlin  Software  Technologies  Inc.

Per:     /s/  signed
         -----------
         Authorized  Signatory

                                   SCHEDULE A

1.     Application

Country:                  United  States

Application  No.:         75/755,745

Application  Date:        September  10,  1999

Applicant:                Merlin  Software  Technologies  Inc.

Trade-mark:               PENGUIN  ROMAN  Design

Wares:                   compute software for desktop, client and server
applications for computer systems and computer peripherals including Internet applications; soft and hard, plastic and other materials, mechanical and non-mechanical, computerized and non-computerized childrens toys and figurines

Services:                marketing, manufacturing and selling of children's toys
and games, computer  hardware  and  software  products  and  services

2.     Application

Country:                 United  States

Application  No.:        75/785,448

Application  Date:       September  22,  1999

Applicant:               Merlin  Software  Technologies  Inc.

Trade-mark:              PENGUIN  PRESS  Design

Wares:                   compute software for desktop, client and server
applications for computer systems and computer peripherals including Internet applications; soft and plastic, mechanical and non-mechanical, computerized and non-computerized childrens toys and figurines

Services:     marketing, manufacturing and selling of children's toys and games, computer  software  and  hardware  services

                                   SCHEDULE B